UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2006

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-128526 (Commission File Number)	51-0459931 (IRS Employer Identification No.)

510 Turnpike Street, Ste. 204 N. Andover, MA (Address of principal executive offices)	01845 (Zip Code)

Registrant’s telephone number, including area code: (978) 557-1001

N/A

(Former name or former address, if changed

since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

(a) On December 22, 2006, Andover Medical, Inc. (the “Company”) completed a private financing (the “Offering”) of 63.8 Units of the Company’s securities, representing $3,190,000 principal amount of 6% Series A Convertible Preferred Stock at $50,000 face value per Unit each Unit convertible at $.35 per share into 142,850 shares of Common Stock and Class A Warrants exercisable for five years $.45 per share to purchase 142,850 shares of Common Stock, plus Class B Warrants exercisable for five years at $.60 per share to purchase 142,850 shares of Common Stock. The Preferred Stock is subject to forced conversion and the warrants to redemption if the Common Stock trades above certain target levels.

The Offering was made on a “best efforts” $3,000,000 minimum basis. The Offering will continue until February 12, 2007, unless extended for up to $5,000,000 in the aggregate with an additional $1,000,000 of over-subscriptions. The net proceeds of the Offering will be used for working capital, including pending acquisitions.

(c) The total sales commission and non-accountable expense reimbursement paid to NASD member firms for their participation in the Offering totaled $414,700, or 10% and 3%, respectively, of the aggregate purchase price for the Units.

(d) The Company claimed exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in reliance upon the investors’ subscription agreements.

All of the Underlying Common Stock will be included in a registration statement filed with the Securities and Exchange Commissions within 30 days following the final closing date. The securities sold in the Offering have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report is not being used for the purpose of conditioning the market in the United States for any of the securities offered or sold.

Item 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers, Compensatory Arrangements of Certain Officers

(c)

Appointment of Frank P. Magliochetti Jr as CEO and Chairman. On December 20, 2006, Andover Medical, Inc. (the “Company”) entered into an Employment Agreement with Frank P. Magliochetti Jr. for Mr. Magliochetti to serve as the Company’s Chief Executive Officer (“CEO”) and Chairman, effective as of December 31, 2006. The full text of the employment agreement entered into between the Company and Mr. Magliochetti is filed as Exhibit 10.1 to this Current Report (the “Magliochetti Employment Agreement”). The Company may terminate the agreement for Cause (as defined) or year’s prior notice. The following discussion provides a summary of the material terms of the Magliochetti Employment Agreement and is incorporated by reference to the entire text of the agreement.

(e)

The Magliochetti Employment Agreement provides for a basic salary of $200,000 per annum of employment. Mr. Magliochetti is to be eligible for an annual bonus of either cash or stock representing 50% of his basic salary from the Company based upon the Company’s objectives performance. The term of the agreement is for three years commencing December 31, 2006, and will automatically renew for additional one year terms unless notice of non-renewal is provided in accordance with the employment agreement. The Company may terminate the agreement for Cause (as defined) or upon one year’s prior notice. Mr. Magliochetti has initially been awarded 6,500,000 shares of the Company at the market price vested over 30 days from the date of the agreement.

Mr. Magliochetti will participate in the Company’s benefit programs and until such time as the plan is established, the Company shall pay Mr. Magliochetti’s monthly private medical plan premium which shall not exceed $1,500.00. Mr. Magliochetti shall also be provided with the use of an automobile, the lease of which shall not exceed $1,000.00.

Mr. Magiolchetti’s Business Experience, Age 49. Mr. Magliochetti is a seasoned healthcare executive with extensive merger and acquisition experience specializing in the service, product and technology healthcare environment. Over the last 25 years he has served on numerous Boards of Directors and Advisory Boards. Prior to joining the Company, Mr. Magliochetti has been an independent healthcare consultant during which time he founded Medical Solutions Management, Inc. in 2005 and currently serves as a consultant to such company. From August 2001 until September, 2004, Mr. Magliochetti served as Chairman of the Board and Chief Executive Officer of Med Diversified Inc., then the largest healthcare staffing and infusion company in the United States. In November 2002, Med Diversified filed for bankruptcy following the indictment of National Century Financial Enterprise (NCFE). NCFE was the lending source for Med Diversified and 116 other companies all of which were closed, sold, restructured or forced into bankruptcy. The NCFE criminal proceedings were the largest healthcare fraud case brought and there is still an ongoing grand jury investigation. Since February 2002 he has been Chairman of the Board of Ortho Rebab, Inc., a healthcare device and service company. He was President of Chartwell Home Therapies from 1996 until 2001. Mr. Magliochetti has served as Chairman and/or Chief Executive Officer for other companies such as Rehab Medical Holdings LLC, Kontron Cardiovascular Systems, Technogenesis, Implemed, as well as numerous others. He has held senior positions American Hospital Supply and Baxter International. Mr. Magliochetti is also a member of Board of Trustees of The Brooks School. Mr. Magliochetti holds an A.M.P. Certificate from Harvard Graduate School of Business, G.M.P. Certificate from the Leland Stanford Graduate School of Business, an M.B.A. from Suffolk University and a B.S. in Pharmacy from Northeastern University.

(e)

Employment Agrement with Edwin A. Reilly. On December 20, 2006, Andover Medical, Inc. (the “Company”) entered into an Employment Agreement with Edwin A. Reilly for Mr. Reilly to serve as the Company’s President and Chief Operating Officer (“COO”). The full text of the employment agreement entered into between the Company and Mr. Reilly is filed as Exhibit 10.2 to this Current Report (the “Reilly Employment Agreement”). The following discussion provides a summary of the material terms of the Reilly Employment Agreement and is incorporated by reference to the entire text of the agreement.

The Reilly Employment Agreement provides for a basic salary of $150,000 per annum of employment. Mr. Reilly is to be eligible for an annual bonus representing 50% of his basic salary from the Company based upon the Company’s objectives performance. The term of the agreement is for three years commencing August 31, 2006, and will automatically renew for additional one year terms unless notice of non-renewal is provided in accordance with the employment agreement. The Company may terminate the agreement for Cause (as defined) or one year’s prior notice. Mr. Reilly has been awarded stock options from the Company representing 700,000 shares for 2006, 700,000 shares for 2007 and 700,000 shares for 2008 which shall vest over a twelve month period from the date of grant.

Mr. Reilly will participate in the Company’s benefit programs and until such time as the plan is established, the Company shall pay Mr. Reilly’s monthly private medical plan premium which shall not exceed $1,200.00. Mr. Reilly shall also be provided with the use of an automobile or automobile allowance, the lease of which or allowance shall not exceed $1,000.00.

Item 9.01. Financial Statements and Exhibits

10.1	Employment Agreement dated December 20, 2006 between the Company and Frank P. Magliochetti, Jr.

10.2	Employment Agreement dated December 20, 2006 between the Company and Edwin A. Reilly

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	ANDOVER MEDICAL, INC.
	By:	/s/ Edwin A. Reilly

	Name:	Edwin A. Reilly
	Title:	President